As filed with the Securities and Exchange Commission on March 16, 2018

Registration No. 333-121868

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mechanical Technology, Incorporated

 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	3829, 3629 (Primary Standard Industrial Classification Code Number)	14-1462255 (I.R.S. Employer Identification Number)

325 Washington Avenue Extension

Albany, New York 12205

(518) 218-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick W. Jones

Chief Executive Officer and Chief Financial Officer

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, New York 12205

(518) 218-2550

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Penny Somer-Greif, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

100 Light Street

Baltimore, Maryland 21202

(410) 862-1141

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) amends the Registration Statement on Form S-1, File No. 333-121868 (the “Registration Statement”), of Mechanical Technology, Incorporated (the “Registrant”), which was originally filed as a Registration Statement on Form S-3, with the Securities and Exchange Commission (the “SEC”) on January 6, 2005, and that registered the offer and resale of 1,328,242 shares (the “Registered Shares”) of the Registrant’s common stock, current par value $0.01 per share (“Common Stock”), plus such additional shares of common stock as might become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions, by Fletcher International, Ltd.

The Registrant intends to terminate the registration of its Common Stock, and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) through the filing of a Form 15 with the SEC.  Because the Registrant will no longer file reports pursuant to the Exchange Act after the Form 15 is filed, and in accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration all shares of Common Stock registered for offer and resale pursuant to the Registration Statement but not sold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Albany, State of New York on March 16, 2018.

MECHANICAL TECHNOLOGY, INCORPORATED

By: /s/ Frederick W. Jones
Frederick W. Jones
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederick W. Jones	Chief Executive Officer, Chief Financial Officer and Secretary
Frederick W. Jones	(Principal Executive, Principal Financial and Accounting Officer)	March 16, 2018

/s/ David C. Michaels	Chairman
David C. Michaels		March 16, 2018

/s/ Edward R. Hirshfield	Director
Edward R. Hirshfield		March 16, 2018

/s/ Matthew E. Lipman	Director
Matthew E. Lipman		March 16, 2018

/s/ Thomas J. Marusak	Director
Thomas J. Marusak		March 16, 2018

/s/ William P. Phelan	Director
William P. Phelan		March 16, 2018

/s/ Michael Toporek	Director
Michael Toporek		March 16, 2018